Exhibit 5.1

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October 5, 2007
Broadcom Corporation
5300 California Avenue
Irvine, California 92617-3038

Re:	Registration Statement on Form S-1; 246,939 shares of Class A common stock, par value $.0001 per share and 246,939 shares of Class B common stock, par value $.0001 per share.
Ladies and Gentlemen:
     We have acted as special counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the proposed issuance of up to 246,939 shares of Class A common stock of the Company, par value $.0001 per share (the “Class A Shares”) and up to 246,939 shares of Class B common stock of the Company, par value $.0001 per share (the “Class B Shares”), pursuant to a registration statement on Form S—1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2007 (the “Registration Statement”). The Class B Shares may be issued in the circumstances contemplated by the terms of the exchangeable shares issued by HH Acquisition, Inc., a Canadian corporation (the “Exchangeable Shares”). The Class A Shares may be issued upon conversion of the Class B Shares in accordance with the terms of the Class B Shares. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, dated as the date hereof (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Class B Shares and the Class A Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the General Corporation Law of the State of California, and we express no opinion with respect to any other laws.

October 5, 2007

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof,
     1. When certificates (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) representing the Class B Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered in the circumstances contemplated by the terms of the Exchangeable Shares, the Class B Shares will have been duly authorized by all necessary corporate action of the Company, and the Class B Shares will be validly issued, and the Class B Shares will be fully paid and nonassessable.
     2. When certificates (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) representing the Class A Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered upon conversion of the Class B Shares in the circumstances contemplated by the terms of the Class B Shares, the Class A Shares will have been duly authorized by all necessary corporate action of the Company, and the Class A Shares will be validly issued, and the Class A Shares will be fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP